EXHIBIT 31.2

CERTIFICATIONS

I, Norman Staskey, certify that:

(1)	this Amendment No. 1 to Annual Report on Form 10-K/A of Azitra, Inc.; and

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

AZITRA, INC.

Date: April 29, 2024	By:	/s/ Norman Staskey
Norman Staskey, Chief Financial Officer
(Principal Financial Officer)